Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to Registration Statement Nos. 333-254942 and 333-254942-01 on Form F-1 of our report dated March 5, 2021, relating to the financial statements of Brookfield Annuity Holdings Inc. We also consent to the reference to us under the heading “Experts, Transfer Agent and Registrar” in such Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada
May 18, 2021